                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

THE SCOTTS COMPANY                                                         NEWS

           THE SCOTTS COMPANY ANNOUNCES STRONG SECOND QUARTER RESULTS
 2004 FULL YEAR GUIDANCE REAFFIRMED, STRONG FOCUS ON CORE NORTH AMERICA BUSINESS


- Adjusted net income increases 14 percent, up 17 percent on a reported basis

-     Adjusted earnings per share of $2.23; Reported earnings per share of $2.21

- Net sales increase 5% excluding impact of foreign exchange rates; 8% on a reported basis

-     Consumer purchases at largest accounts grow 7 percent over 2003

- Gross margins up 170 basis points for the second quarter, up 160 basis points excluding restructuring charges

-     12-month average debt, net of cash, down $72 million

MARYSVILLE, Ohio (April 27, 2004) - The Scotts Company (NYSE: SMG), the world's leading marketer of branded consumer lawn and garden products, today announced that strong North America and Scotts LawnService sales, coupled with favorable product mix, led to adjusted net income growth of 14 percent in the quarter and a 17 percent increase on a reported basis.

      For the quarter ended March 27, 2004, Scotts reported company-wide sales of $729.2 million, up 8 percent from $676.2 million a year earlier. Excluding the impact of foreign exchange rates, net sales increased 5 percent.

      Net income was $73.1 million, or $2.21 per diluted share, compared with $62.5 million, or $1.94 per diluted share the same period last year. Excluding restructuring and other charges, adjusted net income was $73.7 million, or $2.23 per share, compared with $64.4 million, or $2.00 per diluted share, for the same period last year.

      "The gardening season got off to a great start in March, even against very difficult comparisons from our strong performance a year earlier," said Jim Hagedorn, chairman and chief executive officer. "Our focus on growing our core business in North America and strengthening our business model at Scotts LawnService were evident in the quarter, as was our continued emphasis on improving gross margins. The strong performance through the first half of the year puts us in a great position entering the peak of the lawn and garden season and gives us continued confidence in our full year guidance of adjusted net income growth of at least 10 percent."

SECOND QUARTER RESULTS

      During the quarter, Scotts' North America sales increased 7 percent to $557.8 million from $521.0 million. The Lawns, Gardens and Controls businesses each had solid growth in the quarter and collectively achieved a 7 percent increase in consumer purchases at the Company's largest retail partners. The largest increase in consumer purchases was in Controls, which improved by more than 20 percent led by the introduction of new products, including Ortho Season-Long Grass & Weed Killer.

      Scotts LawnService reported a 42 percent increase in sales to $16.3 million and continued to see improvement in customer retention rates. The business also had strong responses to changes in its direct mail marketing program in the quarter and its customer count is growing ahead of expectations.

      International sales were $155.1 million, up 8 percent from $143.7 million a year earlier. Excluding the impact of foreign exchange rates, sales in the quarter decreased 6 percent. The sales shortfall was due primarily to a late breaking season in nearly all markets.

      Gross margins in the quarter improved 170 basis points to 39.8 percent. Excluding restructuring, gross margin improved 160 basis points due mainly to favorable product mix.

      Net Roundup commission was $8.2 million in the quarter, compared with $4.2 million a year earlier, driven by sales volume and the timing of media purchases.

      Earnings before interest, taxes, depreciation and amortization (EBITDA), were $147.2 million in the quarter, compared to $132.4 million a year earlier. Excluding restructuring and other charges, adjusted EBITDA was $147.6 million, compared with $135.5 million the same period last year.

SIX MONTHS

      Net sales through the first six months were $915.4 million, up 7 percent compared with $856.9 million a year earlier. Excluding the impact of foreign exchange rates, year-to-date sales increased 3 percent. In North America, sales in the first half increased 6 percent to $660.5 million, versus $625.6 million for last year's comparable period. Scotts LawnService sales increased 30 percent to $34.9 from $26.8 million last year.

      Year-to-date International sales were $220.0 million, up 8 percent compared with $204.5 million for the same period in 2003. Excluding the impact of foreign exchange rates, sales decreased 7 percent.

      Gross margins for the first six months improved 270 basis points to 37.1 percent. Excluding restructuring, gross margin improved 210 basis points. Prior year gross margins were impacted by higher restructuring costs related to the outsourcing of logistics in the United States and the international growth and integration plan.

      Net Roundup commission through the first six months was $1.1 million, compared to a net expense of $2.9 million for the first six months of 2003.

      EBITDA in the first six months was $101.8 million compared to $85.1 million. Excluding restructuring and other charges, adjusted EBITDA was $103.2 million, compared with $94.5 million the same period last year. Net income was $2.4 million, or $0.07 per diluted share, compared with net income of $15.7 million, or $0.49 per share the same period last year. Excluding restructuring and other charges, adjusted net income was $30.6 million, or $0.93 per share, compared with $21.5 million, or $0.67 per diluted share, for the same period last year.

      "Overall, we are pleased where we stand at the midway point of our year," Hagedorn said. "Our efforts in marketing, supply chain and sales have us well positioned to continue to grow the overall lawn and category and be benefactors of that growth."


      The Company will discuss its second quarter results and provide a more detailed explanation of its quarterly guidance during a webcast and conference call at 10:00 a.m. eastern time today. That call will be available live on the investor relations section of the Scotts web site, http://investor.scotts.com.

      An archive of the webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will be available on the web site for at least 12 months.

DEDICATED TO A BEAUTIFUL WORLD

THE SCOTTS COMPANY IS THE WORLD'S LARGEST MARKETER OF BRANDED CONSUMER PRODUCTS FOR LAWN AND GARDEN CARE, WITH A FULL RANGE OF PRODUCTS FOR PROFESSIONAL HORTICULTURE AS WELL. THE COMPANY OWNS THE INDUSTRY'S MOST RECOGNIZED BRANDS. IN THE U.S., THE COMPANY'S SCOTTS(R), MIRACLE-GRO(R) AND ORTHO(R) BRANDS ARE MARKET LEADING IN THEIR CATEGORIES, AS IS THE CONSUMER ROUNDUP(R) BRAND WHICH IS MARKETED IN NORTH AMERICA AND MOST OF EUROPE EXCLUSIVELY BY SCOTTS AND OWNED BY MONSANTO. IN EUROPE, SCOTTS' BRANDS INCLUDE WEEDOL(R), PATHCLEAR(R), EVERGREEN(R), LEVINGTON(R), MIRACLE-GRO(R), KB(R), FERTILIGENE(R) AND SUBSTRAL(R).

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the company, the plans and objectives of the company's management, and the company's assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward looking information in this release, due to a variety of factors, including, but not limited to:

- Adverse weather conditions could adversely affect the Company's sales and financial results;

- The Company's historical seasonality could impair the Company's ability to pay obligations as they come due and operating expenses;

- The Company's substantial indebtedness could adversely affect the Company's financial health;

- Public perceptions regarding the safety of the Company's products could adversely affect the Company;

- The loss of one or more of the Company's top customers could adversely affect the Company's financial results because of the concentration of the Company's sales to a small number of retail customers;

- The expiration of certain patents could substantially increase the Company's competition in the United States;

- Compliance with environmental and other public health regulations could increase the Company's cost of doing business; and

- The Company's significant international operations make the Company more susceptible to fluctuations in currency exchange rates and to the costs of international regulation.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward looking information contained in this release is readily available in the company's publicly filed quarterly, annual, and other reports.

Contact:
Jim King
Director, Investor Relations & Corporate Communications
(937) 578-6522

                               THE SCOTTS COMPANY
               RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS
                     ENDED MARCH 27, 2004 AND MARCH 29, 2003
                      (in millions, except per share data)
                                   (Unaudited)
                   Note: See Accompanying Footnotes on Page 9

                                                           Three Months Ended               Six Months Ended
                                                          --------------------           ---------------------
                                                          March 27,  March 29,     %      March 27,  March 29,      %
                                               Footnotes    2004       2003     Change      2004       2003       Change
                                               ---------  ---------  ---------           ----------  ---------
Net sales                                                  $729.2     $676.2      7.84%    $915.4     $856.9       6.83%
Cost of sales                                               439.0      417.6      5.12%     575.4      556.6       3.38%
Cost of sales - restructuring and other                       0.2        0.7    -71.43%       0.7        5.1     -86.27%
                                                           ------     ------               ------     ------
Gross profit                                                290.0      257.9     12.45%     339.3      295.2      14.94%
% of sales                                                   39.8%      38.1%     4.27%      37.1%      34.4%      7.59%

Gross commission from marketing agreement                    15.3       11.3     35.40%      15.3       11.3      35.40%
Contribution expenses under marketing agreement               6.3        6.3      0.00%      12.5       12.5       0.00%
Amortization of marketing fee                                 0.8        0.8      0.00%       1.7        1.7       0.00%
                                                           ------     ------               ------     ------
Net commission from marketing agreement                       8.2        4.2     95.24%       1.1      (2.9)    -137.93%

Operating expenses:
  Advertising                                                39.8       34.9     14.04%      48.1       43.5      10.57%
  S,G&A - excluding lawn service business
      and stock-based compensation                          107.1       91.7     16.79%     185.1      159.3      16.20%
  Stock-based compensation                                    3.1        0.8    287.50%       4.4        1.1     300.00%
  S,G&A - lawn service business                              15.2       13.1     16.03%      27.6       23.1      19.48%
  S,G&A - restructuring and other                             0.2        2.4    -91.67%       0.7        4.3     -83.72%
  Amortization of intangibles                                 2.3        2.1      9.52%       4.8        4.1      17.07%
  Other (income) expense                                     (2.1)      (2.4)   -12.50%      (3.9)     (3.6)       8.33%
                                                           ------     ------               ------     ------
Total operating expenses                                    165.6      142.6     16.13%     266.8      231.8      15.10%
                                                           ------     ------               ------     ------

Income from operations                                      132.6      119.5     10.96%      73.6       60.5      21.65%
% of sales                                                   18.2%      17.7%     2.90%       8.0%       7.1%     13.88%

Interest expense - refinancing                                0.6         --                 44.3         --
Interest expense - recurring                                 13.5       18.7    -27.81%      25.4       35.2     -27.84%
                                                           ------     ------               ------     ------
Income before taxes                                         118.5      100.8     17.56%       3.9       25.3     -84.58%

Income tax expense                                           45.4       38.3     18.54%       1.5        9.6     -84.38%
                                                           ------     ------               ------     ------

Net income                                                   73.1       62.5     16.96%       2.4       15.7     -84.71%
                                                           ======     ======               ======     ======

Basic earnings per share                          (1)        2.27       2.04     11.51%      0.07       0.52     -85.75%
                                                           ======     ======               ======     ======
Diluted earnings per share                        (2)        2.21       1.94     13.61%      0.07       0.49     -85.09%
                                                           ======     ======               ======     ======

Common shares used in basic earnings
      per share calculation                                  32.2       30.7      4.89%      32.1       30.5       5.25%
                                                           ======     ======               ======     ======

Common shares and potential common
      shares used in diluted earnings per
      share calculation                                      33.0       32.2      2.48%      32.9       32.1       2.49%
                                                           ======     ======               ======     ======

EBITDA                                            (3)      $147.2     $132.4     11.18%    $101.8     $ 85.1      19.62%
                                                           ======     ======               ======     ======

Results of operations excluding restructuring and refinancing charges:

Adjusted net income                                          73.7       64.4                 30.6       21.5
                                                           ======     ======               ======     ======

Adjusted diluted earnings per share               (2)        2.23       2.00                 0.93       0.67
                                                           ======     ======               ======     ======

Adjusted EBITDA                                   (3)      $147.6     $135.5               $103.2     $ 94.5
                                                           ======     ======               ======     ======

                               THE SCOTTS COMPANY
                   NET SALES BY SEGMENT - THREE AND SIX MONTHS
                     ENDED MARCH 27, 2004 AND MARCH 29, 2003
                                  (in millions)
                                   (unaudited)

                           Three Months Ended      % Change
                         -----------------------   --------
                         March 27,    March 29,
                           2004         2003       Actual
                           ----         ----       ------
North America            $  557.8     $  521.0       7.1%

Scotts LawnService           16.3         11.5      41.7%

International               155.1        143.7       7.9%
                         --------     --------
Consolidated             $  729.2     $  676.2       7.8%
                         ========     ========


                             Six Months Ended      % Change
                         -----------------------   --------
                         March 27,     March 29,
                           2003          2002      Actual
                           ----          ----      ------
North America            $  660.5     $  625.6       5.6%

Scotts LawnService           34.9         26.8      30.2%

International               220.0        204.5       7.6%
                         --------     --------
Consolidated             $  915.4     $  856.9       6.8%
                         ========     ========

                               THE SCOTTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
              MARCH 27, 2004, MARCH 29, 2003 AND SEPTEMBER 30, 2003
                                   (UNAUDITED)
                   (IN MILLIONS, EXCEPT SHARES & SHARE PRICES)

                                                       March 27,        March 29,       September 30,
                                                         2004             2003              2003
                                                      -----------      -----------      -----------
ASSETS
      Current assets
         Cash and cash equivalents                           14.2             12.3            155.9
         Accounts receivable, net                           776.0            724.3            290.5
         Inventories, net                                   418.6            400.2            276.1
         Current deferred tax asset                          60.7             72.5             56.9
         Prepaid and other current assets                    46.2             50.8             33.2
                                                      -----------      -----------      -----------
             Total current assets                         1,315.7          1,260.1            812.6
                                                      -----------      -----------      -----------
      Property, plant and equipment, net                    329.5            342.6            338.2
      Goodwill and other intangible assets, net             855.0            803.7            835.5
      Other assets                                           41.1             47.5             44.0
                                                      -----------      -----------      -----------
             Total assets                             $   2,541.3      $   2,453.9      $   2,030.3
                                                      ===========      ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
      Current liabilities
         Current portion of debt                             27.7            287.7             55.4
         Accounts payable                                   279.2            264.2            149.0
         Other current liabilities                          286.4            276.8            243.8
                                                      -----------      -----------      -----------
             Total current liabilities                      593.3            828.7            448.2
                                                      -----------      -----------      -----------
      Long-term debt                                      1,039.9            873.0            702.2
      Other liabilities                                     162.3            132.2            151.7
                                                      -----------      -----------      -----------
             Total liabilities                            1,795.5          1,833.9          1,302.1

      Shareholders' equity                                  745.8            620.0            728.2
                                                      -----------      -----------      -----------
             Total liabilities and equity             $   2,541.3      $   2,453.9      $   2,030.3
                                                      ===========      ===========      ===========

KEY STATISTICS:
      Debt to book capitalization                            58.9%            65.2%            51.0%

      Market capitalization:
         Common shares outstanding and
         dilutive common share equivalents                   33.0             32.2             32.1

         Share price on balance sheet date                  63.26            52.49            54.70
                                                      -----------      -----------      -----------
                                                      $   2,087.6      $   1,690.2      $   1,757.6
                                                      ===========      ===========      ===========

                               THE SCOTTS COMPANY
            RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS FOR THE THREE
             AND SIX MONTHS ENDED MARCH 27, 2004 AND MARCH 29, 2003
                      (in millions, except per share data)

                                                    Three Months Ended     Six Months Ended
                                                    -------------------  --------------------
                                                   March 27,  March 29,  March 27,  March 29,
                                                    2004         2003      2004       2003
                                                   -------     -------    -------     ------
Net income                                         $  73.1     $  62.5    $   2.4     $ 15.7
   Restructuring and other charges, net of tax         0.2         1.9        0.9        5.8
   Debt refinancing charges, net of tax                0.4          --       27.3         --
                                                   -------     -------    -------     ------
Adjusted net income                                $  73.7     $  64.4    $  30.6     $ 21.5
                                                   =======     =======    =======     ======
Income from operations                             $ 132.6     $ 119.5    $  73.6     $ 60.5
   Depreciation per cash flow                         11.5        10.0       21.7       18.8
   Amortization, including marketing fee               3.1         2.9        6.5        5.8
                                                   -------     -------    -------     ------
EBITDA                                               147.2       132.4      101.8       85.1
                                                   =======     =======    =======     ======
   Restructuring and other charges, gross              0.4         3.1        1.4        9.4
                                                   -------     -------    -------     ------
Adjusted EBITDA                                    $ 147.6     $ 135.5    $ 103.2     $ 94.5
                                                   =======     =======    =======     ======

Diluted earnings per share                         $  2.21     $  1.94    $  0.07     $ 0.49
   Restructuring and other charges, net of tax        0.01        0.06       0.03       0.18
   Debt refinancing charges, net of tax               0.01          --       0.83         --
                                                   -------     -------    -------     ------
Adjusted diluted earnings per share                $  2.23     $  2.00    $  0.93     $ 0.67
                                                   =======     =======    =======     ======


                               THE SCOTTS COMPANY

                   FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS
                      (in millions, except per share data)
--------------------------------------------------------------------------------





RESULTS OF OPERATIONS

(1) Basic earnings per common share is calculated by dividing income applicable to common shareholders by average common shares outstanding during the period.


(2) Diluted earnings per common share is calculated by dividing net income by the average common shares and dilutive potential common shares (common stock warrants and options) outstanding during the period.


(3) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.